SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14 (a) of the Securities Exchange Act of 1934
(Amendment No. )

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SUN HEALTHCARE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sun Healthcare Group, Inc.
18831 Von Karman, Suite 400
Irvine, California 92612

April 9, 2004

Dear Stockholder:

    On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2004 Annual Meeting of Stockholders of Sun Healthcare Group, Inc. The meeting will be held on Wednesday, May 19, 2004 at The Waldorf Astoria, 301 Park Avenue, New York, NY 10022 at 9:00 a.m., local time.

     The business to be conducted at the meeting is outlined in the attached Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend the meeting in person, your shares should be represented and voted at the meeting. Accordingly, after reading the enclosed Proxy Statement, please complete, sign, date and promptly return the accompanying proxy card in the enclosed self-addressed envelope. No postage is required if it is mailed in the United States. If you later decide to attend the meeting and wish to vote your shares personally, you may revoke your proxy at any time before it is exercised.

     We look forward to seeing you on May 19.

Sincerely,
Richard K. Matros
Chairman of the Board
and Chief Executive Officer

SUN HEALTHCARE GROUP, INC.
18831 Von Karman, Suite 400

Irvine, California 92612

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2004

To the Stockholders of Sun Healthcare Group, Inc.:

     The 2004 Annual Meeting of Stockholders of Sun Healthcare Group, Inc., a Delaware corporation, will be held on Wednesday, May 19, 2004 at The Waldorf Astoria, 301 Park Avenue, New York, NY 10022 at 9:00 a.m., local time, to consider and vote on the following matters described in the attached proxy statement:

1. To elect the Board of Directors;

2. To amend the 2002 Management Equity Incentive Plan to, among other things, change the name of the plan to the 2004 Equity Incentive Plan and increase the number of shares of common stock authorized for awards under the plan from 900,000 shares to 2,100,000 shares.

3. To ratify the appointment of Ernst & Young LLP as independent public accountants of Sun for the fiscal year ending December 31, 2004; and

4. To transact such other business as may properly come before Sun's Annual Meeting, or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 1, 2004 as the record date for determining stockholders entitled to receive notice of and to vote at the meeting and at any adjournment or postponement thereof. All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the Annual Meeting, you are urged to mark, date and sign the enclosed proxy card and return it at your earliest convenience in the enclosed envelope. If you attend the Annual Meeting and wish to vote your own shares in person, you may withdraw your proxy at that time.

For the Board of Directors,
Steven A. Roseman
Executive Vice President, General Counsel
and Secretary

April 9, 2004

SUN HEALTHCARE GROUP, INC.
18831 Von Karman, Suite 400
Irvine, California 92612
______________

PROXY STATEMENT
______________

Introduction

     This Proxy Statement is furnished by the Board of Directors of Sun Healthcare Group, Inc., a Delaware corporation ("Sun"), in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 19, 2004 at The Waldorf Astoria, 301 Park Avenue, New York, NY 10022 at 9:00 a.m., local time, and at any and all adjournments or postponements thereof. This Proxy Statement, the attached Notice of Annual Meeting and the accompanying proxy card are first being mailed to Sun's stockholders on or about April 9, 2004.

Proxy Procedures

     The persons named to serve as proxy holders were selected by the Board of Directors of Sun. If a proxy card is properly executed and returned before the Annual Meeting, and not revoked, all shares represented thereby will be voted at the Annual Meeting, including any adjournments thereof. If a proxy card specifies the manner in which shares are to be voted, the shares will be voted in accordance with such specifications. If no such specification is made on a proxy card that is signed and returned, such shares will be voted as recommended in this Proxy Statement by the Board of Directors. As to any other business that may properly come before the meeting, the persons named in the accompanying proxy card will vote the shares in accordance with their best judgment. Sun does not presently know of any other business to come before the meeting.

     Execution of a proxy card will not in any way affect a stockholder's right to attend the meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of Sun an instrument revoking it or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

     Sun will pay the cost of solicitation of proxies. In addition, Sun may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for expenses incurred in forwarding solicitation materials to the beneficial holders of stock held of record by such persons. Although it is contemplated that proxies will be solicited primarily through the mail, Sun may use its directors, officers and employees, without additional compensation, to conduct solicitation by telephone, facsimile and other means.

Outstanding Shares and Voting Rights

     At the close of business on April 1, 2004, there were outstanding 14,559,818 shares of Sun's common stock, par value $.01 per share (the "Common Stock"). Only the holders of Common Stock on April 1, 2004, the record date for stockholders entitled to notice of and to vote at the Annual Meeting, are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon. The presence in person or by proxy of a majority of the shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes (defined below) will be counted as present for quorum purposes.

     The persons appointed by Sun to act as election inspectors for the Annual Meeting will count votes cast by proxy or in person at the Annual Meeting. The election inspectors will treat shares represented by proxies that reflect abstentions and "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. A "broker non-vote" occurs when a broker votes on some matters on a proxy card but not on others because the broker does not have discretionary power to vote on a particular matter. Abstentions with respect to any proposal (other than the election of directors) will have the effect of votes "against" that proposal.  Broker non-votes, however, do not constitute votes "for" or "against" any matter proposed for consideration at the Annual Meeting of Stockholders and thus will be disregarded and have no effect in the calculation of "votes cast" with respect to such matters and, accordingly, will not affect the outcome of the vote.

      Once a quorum has been established, directors are elected by a plurality of the votes cast by holders of shares entitled to vote at the Annual Meeting. This means that the individuals who receive the largest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting. In order to approve any other proposals at the Annual Meeting, holders of a majority of the shares represented at the Annual Meeting, either in person or by proxy, and entitled to vote must vote in favor of the proposal.

PROPOSAL ONE

ELECTION OF DIRECTORS

     The Board of Directors currently is comprised of four members. Upon recommendation by the Nominating Committee, the Board of Directors has nominated for election at the 2004 Annual Meeting Gregory S. Anderson, Richard K. Matros, Bruce C. Vladeck, Ph.D., and Milton J. Walters, all of whom are currently serving on the Board as directors. Each nominee has consented to being named in this Proxy Statement and to serve as a director if elected. There are no family relationships among any directors, executive officers or nominees. Each of the directors who is elected will serve until the 2005 Annual Meeting or until his successor, if any, is elected.

     The Board of Directors knows of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies received may be voted for a substitute nominee designated by the Board or the Board may reduce the number of directors. If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, any vacancy so arising may be filled by the Board. A director appointed by the Board to fill a vacancy shall serve for the remainder of the full term of the director as to whom the vacancy occurred or for the term as to which the new directorship was created.

The Board of Directors has determined that each of the current directors and nominees other than Mr. Matros is "independent" under the applicable rules of the NASDAQ. The following sets forth certain biographical information for each of the persons nominated for election at the 2004 Annual Meeting. Directors' ages are as of the date of the Annual Meeting.

     Gregory S. Anderson, age 47, has served as a member of our Board of Directors since November 2001. Mr. Anderson served as the President and Chief Executive Officer of Quality Care Solutions, Inc., a publicly held provider of software and services for the healthcare industry, from 1998 to 2002. He has also served as President and Chief Executive Officer of Glendora Holdings, LLC, an operator of long-term care facilities and medical imaging centers, since 2002. Prior to 1998 Mr. Anderson was in the venture capital business. From 1993 to 1998 he was President of Anderson & Wells Co., the venture capital manager of Sundance Venture Partners and El Dorado Investment Co. Mr. Anderson currently serves on the board of directors of Hawaiian Airlines, Inc., a publicly held airline (which commenced bankruptcy proceedings in March 2003), Glendora Hospital and Valley Commerce Bank.

     Richard K. Matros, age 50, has been our Chairman of the Board and Chief Executive Officer since November 2001. Mr. Matros served as Chief Executive Officer and President of Bright Now! Dental from 1998 to 2000. He served Regency Health Services, Inc., a publicly held long-term care operator, as Chief Executive Officer from 1995 to 1997, as President and a director from 1994 to 1997, and as Chief Operating Officer from 1994 to 1995. He served Care Enterprises, Inc. as Chief Executive Officer during 1994, as President, Chief Operating Officer and a director from 1991 to 1994, and as Executive Vice President - Operations from 1988 to 1991. Mr. Matros currently serves on the board of directors of Bright Now! Dental, Geriatrix, Inc. and Meridian Neurocare, LLC.

     Bruce C. Vladeck, Ph.D., age 54, has served as a member of our Board of Directors since November 2001. Dr. Vladeck has served as Professor of Health Policy and Geriatrics at Mount Sinai School of Medicine since 1998 and as an independent consultant since 1997. From 1998 to 2003, he also served as Senior Vice President for Policy for Mount Sinai NYU Health and Director of the Institute for Medicare Practice. From 1993 to 1997, Dr. Vladeck was Administrator of the Health Care Financing Administration (HCFA) of the U.S. Department of Health and Human Services. From 1983 to 1993, Dr. Vladeck served as President of United Hospital Fund of New York. Dr. Vladeck currently serves as a Trustee of Ascension Health, the March of Dimes Birth Defects Foundation and the Medicare Rights Center.

     Milton J. Walters, age 61, has served as a member of our Board of Directors since November 2001. Mr. Walters has served with investment banking companies for over 30 years, including: Tri-River Capital since 1999 and from 1988 to 1997, as President; Prudential Securities from 1997 to 1999, most recently as Managing Director; Smith Barney from 1984 to 1988, most recently as Senior Vice President and Managing Director; Warburg Paribas Becker from 1965 to 1984, most recently as Managing Director. He currently serves on the Board of Directors of Decision One Corporation, Fredericks of Hollywood and Quest Products Corporation.

Recommendation of the Board of Directors

     The Board of Directors recommends that you vote "FOR" the election of each nominee for director as proposed.

Board Meetings and Committees of the Board

     During 2003, the Board of Directors held 16 meetings and took action by written consent in lieu of a meeting three times. To assist in the discharge of its responsibilities, the Board of Directors maintained six standing committees during 2003: Audit, Compensation, Nominating, Executive, Compliance and (until December 2003) Special Finance. The members of these standing committees are elected by the Board of Directors and serve at the pleasure of the Board. None of the incumbent directors attended fewer than 75% of the total meetings of the Board of Directors and committees on which he served during 2003. Commencing in 2004, Sun strongly encourages its directors to attend its annual meetings of stockholders. One of our current directors attended our 2003 Annual Meeting of Stockholders

     Audit Committee. The Audit Committee operates under a written charter that is attached to this Proxy Statement as Appendix A and available for viewing on Sun's web site at www.sunh.com. As more fully described in its charter, the Audit Committee oversees Sun's accounting and financial reporting processes. The Audit Committee held seven meetings during 2003. All of the members are non-employee directors and are "independent" in accordance with the requirements of the NASDAQ and Rule 10A-3 under the Exchange Act. The Audit Committee is currently comprised of Milton J. Walters (Chair), Gregory S. Anderson, and Bruce C. Vladeck, Ph.D.

Compensation Committee. The Compensation Committee operates under a written charter that is available for viewing on Sun's web site at www.sunh.com. As more fully described in its charter, the Compensation Committee reviews the compensation of Sun's senior officers, including salaries, bonuses, stock options and any other forms of equity-based compensation, reviews recommendations to the Board concerning the compensation of the directors and performs such other functions as the Board may direct. The Compensation Committee also administers Sun's stock option plans. In 2003, the Compensation Committee held two meetings. All of the members are non-employee directors and are "independent" in accordance with the requirements of the NASDAQ. The Compensation Committee is currently comprised of Bruce C. Vladeck, Ph.D. (Chair), Gregory S. Anderson and Milton J. Walters.

     Nominating Committee. The Nominating Committee operates under a written charter that is available for viewing on Sun's web site at www.sunh.com. As more fully described in its charter, the Nominating Committee recommends to the Board candidates to be nominees for election to the Board at annual meetings of stockholders and candidates for appointment to the committees of the Board. Criteria the Nominating Committee uses in connection with evaluating and selecting new directors include factors relating to whether the director candidate would meet the definition of independence required by the NASDAQ. While the Nominating Committee does not have any specific, minimum qualifications for Board nominees, in considering possible candidates for election as a director, the Committee is guided by the following principles: (a) each director should be an individual of high character and integrity; (b) each director should be accomplished in his or her respective field, with superior credentials and recognition; (c) each director should have relevant expertise and experience, and be able to offer advice and guidance to management based on that expertise and experience; (d) each director should have sufficient time available to devote to Sun's affairs; (e) each director should represent the long-term interests of Sun's stockholders as a whole; and (f) directors should be selected such that the Board represents a diversity of background and experience. The Nominating Committee will consider written proposals from shareholders for nominees to the Board of Directors. Nominations must be submitted to the Nominating Committee, c/o the Corporate Secretary, no later than 120 days prior to the anniversary of the previous year's annual meeting, and must include the following:

  all information relating to the proposed nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, under Regulation 14A under the Securities Exchange Act of 1934, as amended;

  a statement of the proposed nominee's qualifications, taking into account the principles used by the Nominating Committee in evaluating possible candidates, as described above;

  the proposed nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

  a statement detailing any relationship between the proposed nominee and any customer, supplier or competitor of the Company;

  the name and address of the nominating stockholder;

  the class and number of shares of Sun stock which are owned beneficially and/or of record by the stockholder;

  a representation that the stockholder is a holder of record of Sun stock entitled to vote at the applicable meeting and intends to appear in person or by proxy at the meeting to propose the nomination; and

  detailed information about any relationship or understanding between the nominating stockholder(s) and the proposed nominee.

Qualified candidates for membership on the Board of Directors will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. The Nominating Committee will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by a stockholder), as well as the overall composition of the board, and recommend the slate of directors to be nominated for election at the next annual meeting of stockholders. The Nominating Committee does not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees. In 2003, the Nominating Committee held one meeting and took action by written consent in lieu of a meeting once. All of the members are non-employee directors and are "independent" in accordance with the requirements of the NASDAQ. The Nominating Committee is currently comprised of Gregory S. Anderson (Chair), Bruce C. Vladeck, Ph.D., and Milton J. Walters.

     Executive Committee. The Executive Committee operates under a written charter that is available for viewing on Sun's web site at www.sunh.com. As more fully described in its charter, the Executive Committee assists the Board in fulfilling its responsibilities in an efficient and timely manner during the interval between regular meetings of the full Board. In performing this role, the Committee is empowered to exercise all powers and authority of the Board if Board action is needed during the interval between meetings of the Board, provided that the Committee may not take any action which (i) would require the approval of Sun's stockholders, (ii) would be in contravention of the powers that a committee may exercise pursuant to the Delaware General Corporation Law, (iii) pertains to the specific duties or responsibilities of the Audit Committee, the Compensation Committee or the Nominating Committee, or (iv) is in contravention of specific directions given by the full Board. In 2003, the Executive Committee held one meeting. The Executive Committee is currently comprised of Milton J. Walters (Chair) and Richard K. Matros.

     Compliance Committee. The Compliance Committee operates under a written charter that is available for viewing on Sun's web site at www.sunh.com. As more fully described in its charter, the Compliance Committee assists the Board in ensuring the ongoing commitment of Sun to compliance with applicable laws, regulations, professional standards, industry guidelines and Sun's policies and procedures. In 2003, the Compliance Committee held five meetings. The Compliance Committee is currently comprised of Bruce C. Vladeck (Chair) and Gregory S. Anderson.

     Special Finance Committee. The Special Finance Committee assisted the Board with, among other things, Sun's ongoing negotiations and dealings with Sun's senior lenders. The Special Finance Committee held two meetings in 2003 before being disbanded by the Board of Directors.

Additional Corporate Governance Matters

     Stockholders may send written communications to Sun's Board of Directors c/o Sun's Corporate Secretary at 18831 Von Karman, Suite 400, Irvine, California 92612.  All mail received will be opened and communications that relate to matters that are within the scope of the responsibilities of the Board, other than solicitations, junk mail and frivolous or inappropriate communications, will be forwarded to the Chairman of the Board of Directors.  The Chairman will distribute the correspondence to the other Board members if he determines it is appropriate for the Board to review.

     Sun has adopted a Code of Ethics that applies to its Chief Executive Officer, Chief Financial Officer, and Corporate Controller, and other financial personnel. The Code of Ethics is designed to deter wrongdoing and to promote, among other things, (i) honest and ethical conduct, (ii) full, fair, accurate, timely and understandable disclosures, and (iii) compliance with applicable governmental laws, rules and regulations. The code of ethics is available on Sun's website at www.sunh.com. If Sun makes any substantive amendments to the Code of Ethics or grants any waiver, including any implicit waiver, from a provision of the code to its Chief Executive Officer, Chief Financial Officer or Corporate Controller, it will disclose the nature of such amendment or waiver on its website.

PROPOSAL TWO

APPROVAL OF AMENDMENTS TO

THE SUN HEALTHCARE GROUP, INC. 2004 EQUITY INCENTIVE PLAN

     At the Annual Meeting, stockholders will be asked to approve the amended and restated Sun Healthcare Group, Inc. 2004 Equity Incentive Plan (formerly known as the Sun Healthcare Group, Inc. 2002 Management Equity Incentive Plan) (the "2004 Plan"), which was adopted, subject to stockholder approval, by the Board of Directors on March 31, 2004. The amended and restated 2004 Plan reflects the following amendments that are subject to stockholder approval of this proposal:

    Increase in Aggregate Share Limit. The amended and restated 2004 Plan authorizes an increase in the number of shares of Sun common stock available for award grants under the 2004 Plan by an additional 1,200,000 shares, from 900,000 shares to 2,100,000 shares, and revises certain other share limits on awards under the plan.

    Cash Bonus Awards. One element of the 2004 Plan is the flexibility to grant certain performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code. These awards are referred to as "Performance-Based Awards" and are in addition to other awards, such as stock options and stock appreciation rights, expressly authorized under the 2004 Plan that may also qualify as performance-based compensation for Section 162(m) purposes. The amended and restated 2004 Plan (1) authorizes the grant of performance-based awards payable in cash under the 2004 Plan, and (2) extends the Performance-Based Award feature of the 2004 Plan through the first annual meeting of our stockholders that occurs in 2009 (this expiration time is earlier than the general expiration date of the Plan and is required under applicable tax rules). (See "Summary Description of the 2004 Equity Incentive Plan - Performance-Based Awards" below.)

    Non-Employee Directors. The amended and restated 2004 Plan provides that members of our Board of Directors who are not employees of Sun or any of our subsidiaries are eligible to be granted awards under the plan. Non-employee directors of Sun are currently eligible to be granted awards under the Sun Healthcare Group, Inc. 2002 Non-Employee Director Equity Incentive Plan, as amended (the "Director Plan"). If stockholders approve the amended and restated 2004 Plan, no new awards will be granted under the Director Plan after the Annual Meeting.

    Stock Option Repricing. The amended and restated 2004 Plan allows the Company to reduce the exercise price ("reprice") previously-granted stock options.

     As of April 1, 2004, all 900,000 shares of Sun common stock that were available for awards under the 2002 Management Equity Incentive Plan had been granted, and no shares of Sun common stock were then available for new award grants under the plan. The Board of Directors approved the additional share authority under the 2004 Plan to provide Sun with flexibility for future incentives. In addition, if stockholders approve this 2004 Plan proposal, any shares of common stock subject to stock option grants under the Director Plan that expire, are cancelled or otherwise terminate after the Annual Meeting will also be available for award grant purposes under the 2004 Plan.

     We will continue to have the authority to grant awards under the 2004 Plan and the Director Plan if stockholders do not approve this 2004 Plan proposal. If stockholders approve this 2004 Plan proposal, the termination of our grant authority under the Director Plan will not affect awards then outstanding under that plan.

Summary Description of the 2004 Equity Incentive Plan

     The principal terms of the 2004 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2004 Plan, which appears as Appendix B to this Proxy Statement.

     Purpose. The purpose of the 2004 Plan is to promote the success of Sun and the interests of our stockholders by providing incentives which will attract, retain and motivate highly competent persons as officers, key employees and directors of, and consultants to, Sun and its subsidiaries by providing them opportunities to acquire shares of Sun common stock or to receive monetary payments based on the value of such shares. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

     Administration. Our Board of Directors or one or more committees appointed by our Board of Directors administers the 2004 Plan. Our Board of Directors has delegated general administrative authority for the 2004 Plan to the Compensation Committee (the appropriate acting body, whether the Board of Directors or a committee, is referred to in this proposal as the "Administrator"). The Administrator has broad authority under the 2004 Plan with respect to award grants including, without limitation, the authority:

  to select participants and determine the type(s) of award(s) that they are to receive;

  to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

  to cancel, modify, or waive Sun's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

  to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

  subject to the other provisions of the 2004 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

  to allow the purchase price of an award or shares of Sun common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of our common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice in third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

     Eligibility. Persons eligible to receive awards under the 2004 Plan include officers or employees of Sun or any of our subsidiaries and certain consultants and advisors to Sun or any of our subsidiaries. As stated above, members of our Board of Directors who are not employees of Sun or one of our subsidiaries will be eligible to be granted awards under the 2004 Plan if this 2004 Plan proposal is approved by stockholders. Currently, approximately 500 officers and employees of Sun and our subsidiaries (including all of our named executive officers) are considered eligible under the 2004 Plan.

     Authorized Shares; Limits on Awards. The maximum number of shares of Sun common stock that may be issued or transferred pursuant to awards under the existing 2002 Management Equity Incentive Plan is 900,000 shares. If stockholders approve this 2004 Plan proposal, this limit will be increased to equal the sum of: (1) 2,100,000 shares, plus (2) the number of any shares subject to stock options granted under the Director Plan and outstanding as of the date of the Annual Meeting which expire, or for any reason are cancelled or terminated, after the date of the Annual Meeting without being exercised. As of April 1, 2004, 80,000 shares were subject to awards then outstanding under the Director Plan. As noted above, no additional awards will be granted under the Director Plan if stockholders approve this 2004 Plan proposal.

The following other limits are also contained in the amended and restated 2004 Plan:

  The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 2,100,000 shares.

  The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 600,000 shares. (The 2002 Management Equity Incentive Plan currently provides that the maximum number of shares subject to all awards that may be granted to any individual under the plan is 600,000 shares.)

  The maximum number of shares that may be delivered pursuant to awards granted under the plan, other than in the circumstances described in the next sentence, is 1,050,000 shares. This limit on so-called "full-value awards" does not apply, however, to the following: (1) shares delivered in respect of compensation earned but deferred, and (2) shares delivered pursuant to option or stock appreciation right grants that had per share exercise or base prices, as applicable, that were at least equal to the fair market value of a share of Sun common stock at the time of grant of the award.

  "Performance-Based Awards" under Section 10 of the 2004 Plan (and other than stock option and stock appreciation right grants) that are granted to any one participant in any one calendar year may not exceed (1) 600,000 shares, if the award is payable in shares, or (2) $1,000,000, if the award is payable only in cash and not related to shares.

     The amended and restated 2004 Plan provides that to the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2004 Plan. In the event that shares are delivered in respect of a dividend equivalent, stock appreciation right, or other award, only the actual number of shares delivered with respect to the award will be counted against the share limits of the 2004 Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2004 Plan are available for subsequent awards under the 2004 Plan. Shares that are exchanged by a participant or withheld by the company as full or partial payment in connection with any award under the 2004 Plan, as well as any shares exchanged by a participant or withheld by the company to satisfy the tax withholding obligations related to any award under the 2004 Plan, are available for subsequent awards under the 2004 Plan. In addition, the 2004 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2004 Plan.

     If stockholders approve this 2004 Plan proposal, then no new awards may be granted under the Director Plan. However, shares that are exchanged by a participant or withheld by the company as full or partial payment in connection with prior awards under the Director Plan, as well as any shares exchanged by a participant or withheld by the company to satisfy the tax withholding obligations related to prior awards under the Director Plan, will be available for new awards under the 2004 Plan.

     Types of Awards. The 2004 Plan authorizes stock options, stock appreciation rights, stock awards and other forms of awards granted or denominated in Sun common stock or units of Sun common stock. The amended and restated 2004 Plan also provides for cash bonus awards pursuant to Section 10 of the plan.

     A stock option is the right to purchase shares of Sun common stock at a future date at a specified price per share (the "exercise price"). The per share exercise price of an option generally may not be less than the fair market value of a share of Sun common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under "Federal Income Tax Consequences of Awards Under the 2004 Plan" below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2004 Plan. Incentive stock options may only be granted to employees of Sun or a subsidiary.

     A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of Sun common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally cannot be less than the fair market value of a share of Sun common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

     In limited situations, the Administrator could establish a per share exercise price of an option or the per share base price of a stock appreciation right that is less than the fair market value of a share of Sun common stock on the date of grant. These situations consist of (1) awards granted retroactively in tandem with or as a substitution for another award, or (2) if the option or stock appreciation right will be counted against the plan's limit on full-value awards (that is, the limit on the number of shares that can be issued under the 2004 Plan in respect of awards other than options and stock appreciation rights).

     The other types of awards that may be granted under the 2004 Plan include, without limitation, stock awards, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and, if stockholders approve this 2004 Plan proposal, cash awards granted consistent with Section 10 of the 2004 Plan as described below.

     Repricing. The amended and restated 2004 Plan provides that the Administrator may authorize adjustments in the exercise price or vesting schedule of, or the number of shares subject to, any stock option granted under the plan ("repricing"), whether by amendment, cancellation and regrant, waiver or other means. Such action may result in, among other changes, a higher or lower exercise price, a longer or shorter vesting schedule or a greater or lesser number of shares than that applicable to the original or prior stock option. The per share exercise price of an option may not, however, be reduced after the grant of the award to a price that is less than the fair market value of a share of Sun common stock on the date of the repricing.

     Performance-Based Awards. The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code ("Performance-Based Awards"). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2004 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of stock awards, performance stock, stock units, other rights, or, if stockholders approve this 2004 Plan proposal, cash bonus opportunities.

     The Performance-Based Awards (other than options or stock appreciation rights) will vest or pay in accordance with the absolute or relative performance of Sun on a consolidated, subsidiary, segment, division, or business unit basis. The criterion or criteria and target(s) for the Performance Based Awards will be established by the Administrator in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: net earnings, earnings per share, net sales growth, market share, net operating profit, expense targets, working capital targets relating to inventory and/or accounts receivable, operating margin, return on equity, return on assets, planning accuracy (as measured by comparing planned results to actual results), market price per share, total return to stockholders, measurably improving quality of care outcomes at Company facilities, or any combination thereof. In addition, Performance-Based Awards may include comparisons to the performance of other companies as measured by one or more of the foregoing business criteria. The performance measurement period with respect to an award may range from three months to ten years.

     If stockholders approve this 2004 Plan proposal, Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading "Authorized Shares; Limits on Awards" above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

     Acceleration of Awards; Possible Early Termination of Awards. Generally, and subject to limited exceptions set forth in the 2004 Plan, if any of the following events occurs, then all awards then-outstanding under the 2004 Plan shall become fully vested or paid, as applicable: (i) any person acquires more than 33 1/3% of the outstanding combined voting power of Sun, (ii) certain changes in a majority of our Board of Directors occur over a period of not longer than two years, (iii) stockholders prior to a transaction do not continue to own at least 51% of the voting securities of Sun (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Sun or any of our subsidiaries, or (iv) a sale or other disposition of all or substantially all of Sun's assets. Upon such vesting, the awards would become subject to the agreement, if any, effecting the change of control, which could provide for an early termination of the awards.

     Transfer Restrictions. Subject to certain exceptions contained in Section 13 of the 2004 Plan, awards under the 2004 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient's lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient's beneficiary or representative.

     Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2004 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

     No Limit on Other Authority. The 2004 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority. However, if stockholders approve this 2004 Plan proposal, then no new awards may be granted under the Director Plan.

     Termination of or Changes to the 2004 Plan. Although the Board of Directors may amend or terminate the 2004 Plan at any time and in any manner, stockholder approval for an amendment will be sought if required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered under the 2004 Plan. (Adjustments as a result of stock splits or similar events are not, however, considered amendments requiring stockholder approval.) Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2004 Plan will terminate on February 28, 2012. Outstanding awards, as well as the Administrator's authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator, but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2004 Plan

     The U.S. federal income tax consequences of the 2004 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2004 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

     With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

    The current federal income tax consequences of other awards authorized under the 2004 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.

     If an award is accelerated under the 2004 Plan in connection with a "change in control" (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not "performance-based" within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the company in certain circumstances.

Specific Benefits, Historical Grant Information under the 2004 Plan

     Sun has not approved any awards that are conditioned upon stockholder approval of this 2004 Plan proposal. If stockholders approve this 2004 Plan proposal, however, Sun expects that it will promptly make additional stock awards to its employees, including Sun's named executive officers, and directors. Management anticipates that those additional awards will cover, in the aggregate, approximately 550,000 to 650,000 shares of Sun common stock, with the specific number of shares in the aggregate and subject to any one award grant to be determined by the Compensation Committee. The Compensation Committee has not yet determined the recipients of these additional grants, the number of shares subject to any such grant, or the other terms and conditions of any such grant.

     If stockholders approve this 2004 Plan proposal, Sun will also have the authority to reprice options. As of April 1, 2004, there were a total of 660,000 stock options outstanding under the 2004 Plan with per share exercise prices that were greater than the closing market price for a share of Sun's common stock as of that date. The closing market price for a share of Sun's common stock as of April 1, 2004 was $10.98 per share and the per share exercise prices of those options was $27.00 per share. Of those options, Mr. Matros held 150,000, Mr. Pendergest held 200,000, Mr. Mathies held 100,000, Ms. Gregg held 20,000, Mr. Roseman held 22,500, and other Sun employees held the remaining 167,500. Management believes that these options no longer carry the incentives that were originally intended and is exploring various alternatives to restore the intended incentives. Management anticipates repricing these options. Such a repricing could be structured as an amendment to the outstanding options to reduce the exercise price of the options to the fair market value of a share of Sun common stock as of the date of the amendment or as an offer by which each optionee would have an opportunity to exchange the outstanding options for new options to be granted more than six months later covering the same number of shares at a per share exercise price equal to the then fair market value of a share of Sun common stock. The Compensation Committee has not yet determined any terms or conditions of any such repricing.

     The number, amount and type of awards to be received by or allocated to eligible persons in the future under the 2004 Plan cannot be determined at this time. In addition, Sun is not able to determine the awards it would have granted for fiscal 2003 if the plan amendments reflected in this 2004 Plan proposal had been in effect in fiscal 2003.

Aggregate Past Grants Under the 2004 Plan

     Sun did not grant any awards under the 2004 Plan during fiscal 2003. As of April 1, 2004, awards covering 900,000 shares of Sun common stock had been granted under the 2004 Plan. The following table shows information regarding the distribution of those awards among the persons and groups identified below and option exercises prior to and option holdings as of that date.
	STOCK OPTIONS				RESTRICTED STOCK
Name and Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of April 1, 2004 Exercisable Unexercisable		Number of Shares Subject to Past Grants	Number of Shares Vested as of April 1, 2004	Number of Shares Outstanding and Unvested as of April 1, 2004
Executive Group:
Richard K. Matros Chairman of the Board and Chief Executive Officer	150,000	N/A	90,000	60,000	170,455	90,000	80,455
Kevin W. Pendergest Executive Vice President and Chief Financial Officer	200,000	N/A	120,000	80,000	27,273	N/A	27,273
William A. Mathies President of SunBridge Healthcare Corporation	100,000	N/A	60,000	40,000	13,636	N/A	13,636
Tracy A. Gregg President of SunDance Rehabilitation Corporation	20,000	N/A	10,000	10,000	2,727	N/A	2,727
Steven A. Roseman Executive Vice President, General Counsel and Secretary	22,500	N/A	5,625	16,875	3,067	N/A	3,067
Total for Executive Group:	590,000	N/A	331,875	258,125	230,454	90,000	140,454

Non-Executive Director Group:	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Each other person who has received 5% or more of the options, warrants or rights under the 2004 Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A
All employees, including all current officers who are not executive officers or directors, as a group	70,000	N/A	27,500	42,500	9,546	N/A	9,546
Total	660,000	N/A	359,375	300,625	240,000	90,000	150,000

Equity Compensation Plan Information

     Sun currently maintains two equity compensation plans: (i) the 2002 Management Equity Incentive Plan and (ii) the Director Plan. Sun's stockholders previously approved the 2002 Management Equity Incentive Plan and the Director Plan. Stockholders are being asked to approve an amended and restated 2004 Plan, as described above.

     The following table sets forth, for each of Sun's equity compensation plans, the number of shares of common stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of April 1, 2004.
Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)

Equity compensation plans approved by stockholders	740,000[1]	$26.15	80,000[1]
Equity compensation plans not approved by stockholders	0	N/A	0
Total	740,000	$26.15	80,000

1 Of the aggregate number of shares that remained available for future issuance, none were available under the 2002 Management Equity Incentive Plan and 80,000 were available under the Director Plan. No new awards will be granted under the Director Plan if stockholders approve this 2004 Plan proposal. This table does not reflect the 1,200,000 additional shares that will be available under the 2004 Plan if stockholders approve this 2004 Plan proposal.

Vote Required for Approval of the Amended and Restated 2002 Equity Incentive Plan

     The Board of Directors believes that the adoption of the amended and restated 2004 Plan will promote the interests of Sun and our stockholders and will help us and our subsidiaries continue to be able to attract, retain and reward persons important to our success. If the 2004 Plan proposal were approved, all members of our Board of Directors would be eligible for awards under the 2004 Plan and thus have a personal interest in the approval of the 2004 Plan proposal.

Recommendation of the Board of Directors

     The Board of Directors recommends that you vote "FOR" the approval of the Amended and Restated 2004 Equity Incentive Plan as described above and set forth in Appendix B hereto.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee intends to appoint the firm of Ernst & Young LLP ("E&Y") as the independent public accountants to audit the accounts of Sun and its subsidiaries for the year ending December 31, 2004. The Board of Directors intends to ratify that appointment and the Board of Directors recommends that the stockholders also ratify the selection of E&Y as Sun's independent public accountants for fiscal 2004.

     Although Sun's Bylaws do not require ratification of the selection of its independent accountants by stockholders, as a matter of good corporate practice, the Board is submitting its selection of accountants for stockholder ratification. However, even if the stockholders ratify Sun's selection, the Board of Directors, in its discretion, may still direct the appointment of new independent public accountants at any time during the year if the Board believes that such a change would be in the best interests of Sun and its stockholders.

     A representative of E&Y is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions.

      Sun's independent public accountant for the year ended December 31, 2001 was Arthur Andersen LLP ("AA"). Sun dismissed AA on June 8, 2002 and Sun engaged E&Y on June 27, 2002. AA's report on Sun's financial statements for the periods ended February 28, 2002, December 31, 2001 and December 31, 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for the year ended December 31, 2000 included three report modifications: (i) a matter of emphasis noting that Sun was the subject of Federal investigations, including allegations of inappropriate reimbursement for certain services, and other litigation, (ii) a change of Sun's method of accounting for costs of start-up activities effective January 1, 1999, and (iii) uncertainty as to Sun's ability to continue as a going concern. AA did not note the foregoing report modifications, or any other modifications, in its reports for periods ended December 31, 2001 or February 28, 2002.

     During Sun's two most recent fiscal years and the period from the end of the most recent fiscal year to the date of dismissal of AA, (i) there were no disagreements with AA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to AA's satisfaction, would have caused AA to make reference to the subject matter of the disagreement(s) in connection with its report and (ii) there were no "reportable events" as such term is defined in Item 304(a)(1)(v) of Regulation S-K, except that AA issued a material weakness letter to Sun in July 2000 based upon the results of AA's audit of Sun's financial statements for the year ended December 31, 1999. The letter identified three material weaknesses in Sun's internal controls. Sun's Audit Committee discussed the weaknesses with management and AA. Sun took actions so that the material weaknesses were corrected to AA's satisfaction by March 2001. Sun has authorized AA to respond fully to any inquiries by Sun's successor independent accountants regarding the material weaknesses.

Recommendation of the Board of Directors

     The Board of Directors recommends that you vote "FOR" the ratification of the selection of Ernst & Young LLP as proposed.

Audit And Related Fees

     The table below shows the fees that we paid or accrued for the audit and other services provided by E&Y and AA for fiscal years 2003 and 2002. E&Y provided services for the year ended December 31, 2003 and the ten-month period ended December 31, 2002. AA provided services for the two-month period ended February 28, 2002. During 2002, our Audit Committee determined that the provision by AA and E&Y of non-audit services was compatible with maintaining the audit independence of AA and E&Y. The following table summarizes our principal accounting fees and services incurred for the years ended December 31, (in thousands):

Services	2003	2002
Audit Fees - E&Y	$1,007	$1,086
Audit Fees - AA	-	279
Tax Fees - E&Y	14	38
Tax Fees - AA	-	114
All Other Fees - E&Y	356	780
All Other Fees - AA	-	1,037
Total	$1,377	$3,334
	=====	=====

     Audit Fees. This category includes the fees for the examination of Sun's consolidated financial statements and the quarterly reviews of interim financial statements. This category also includes advice on audit and accounting matters that arose during or as a result of the audit or the review of interim financial statements, and the preparation of an annual "management letter" on internal control matters.

     Tax Fees. Tax fees include the fees related to the planning and preparation of federal, state and local tax returns, compliance with federal, state and local taxing authorities and regulations, assistance with tax audits and appeals before the IRS and similar local and state agencies and the review of federal, state and local income, franchise and other tax-related matters.

     All Other Fees. For E&Y, this category includes fees associated with consulting services provided to Sun for medical risk and quality compliance. For AA, this category includes fees associated with consulting services provided to Sun for restructuring related to emergence from chapter 11 bankruptcy proceedings.

      Audit Committee Pre-Approval Policies and Procedures. The Charter for the Audit Committee of our Board of Directors establishes procedures for the Audit Committee to follow to pre-approve auditing services and non-auditing services to be performed by our independent public accountants. Such pre-approval can be given as part of the Committee's approval of the scope of the engagement of the independent public accountants or on an individual basis. The approved non-auditing services must be disclosed in our periodic public reports. The Committee can delegate the pre-approval of non-auditing services to one or more of its members, but the decision must be presented to the full Committee at the next scheduled meeting. The charter prohibits Sun from retaining our independent public accountants to perform specified non-audit functions, including (i) bookkeeping, financial information systems design and implementation, (ii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports, (iii) actuarial services; and (iv) internal audit outsourcing services. The Audit Committee pre-approved all of the non-audit services provided by our independent public accountants in 2003.

The following report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

Audit Committee Report

     The Audit Committee operates under a written charter that was amended and restated by the Board in February 2004 and which is attached to this Proxy Statement as Appendix A. The Audit Committee of the Board is currently comprised of the three independent directors listed below.

     As more fully described in its charter, the Audit Committee oversees Sun's accounting and financial reporting processes on behalf of the Board. Sun's management has the primary responsibility for preparing Sun's consolidated financial statements. Sun's independent auditors, E&Y, are responsible for performing an audit of Sun's consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of the financial statements to generally accepted accounting principles in the United States. Sun's internal auditors are responsible for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and Board determine.

     In this context, the Audit Committee meets and holds discussions with management, the internal auditors and E&Y concerning Sun's quarterly and annual consolidated financial statements. The Committee also reviews E&Y's audit and non-audit fees.

     For the year ended December 31, 2003, the Audit Committee (i) has reviewed and discussed the audited financial statements with management, which represented that Sun's consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, (ii) discussed the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of Sun's accounting principles, the reasonableness of significant adjustments and the clarity of disclosures in the financial statements, with E&Y, and (iii) received the written disclosures and the letter from E&Y required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with E&Y that firm's independence from Sun and its management.

     Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statement be included in Sun's Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The Audit Committee and the Board have also recommended to stockholders the appointment of E&Y as Sun's independent auditors for 2004.

Submitted by the Audit Committee:

Milton J. Walters, Chairman
Gregory S. Anderson
Bruce C. Vladeck, Ph.D.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

     The following table and footnotes set forth certain information regarding the beneficial ownership of common stock as of April 1, 2004 by (i) each director, (ii) the Named Executive Officers (as defined above) and (iii) all directors and executive officers of Sun Healthcare Group, Inc. as a group.

Name of Beneficial Owner	Shares Beneficially Owned(1)		Percent of Class(1)

Gregory S. Anderson	3,250	(2)	*
Tracy A. Gregg	12,727	(3)	*
William A. Mathies	76,636	(4)	*
Richard K. Matros	270,455	(5)	1.8%
Kevin W. Pendergest	154,773	(6)	1.0%
Steven A. Roseman	16,317	(7)	*
Bruce C. Vladeck	3,250	(2)	*
Milton J. Walters	8,250	(8)	*
All directors and executive officers as a group (14 persons, including those named above)	606,204	(9)	4.0%

_____________________

*        Less than 1.0%

(1)

Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Options exercisable within 60 days of April 1, 2004 are deemed to be currently exercisable. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2) (3) (4) (5) (6)

Consists solely of shares that could be purchased pursuant to stock options.

Consists of (i) 10,000 shares that could be purchased pursuant to stock options, and (ii) 2,727 restricted shares awarded under our 2002 Management Equity Incentive Plan that remain subject to a risk of forfeiture.

Consists of (i) 3,000 shares held by the Mathies Family Trust, (ii) 60,000 shares that could be purchased pursuant to stock options, and (iii) 13,636 restricted shares awarded under our 2002 Management Equity Incentive Plan that remain subject to a risk of forfeiture.

Consists of (i) 100,000 shares held by Mr. Matros without restriction, (ii) 90,000 shares that could be purchased pursuant to stock options and (iii) 80,455 restricted shares awarded under our 2002 Management Equity Incentive Plan that remain subject to a risk of forfeiture.

Consists of (i) 3,000 shares held by the Pendergest Childrens' Trust of 1991, (ii) 4,500 shares held by Mr. Pendergest without restriction, (iii) 120,000 shares that could be purchased pursuant to stock options, and (iv) 27,273 restricted shares awarded under our 2002 Management Equity Incentive Plan that remain subject to a risk of forfeiture.

(7)

Consists of (i) 2,000 shares held by Mr. Roseman without restriction, (iii) 11,250 shares that could be purchased pursuant to stock options, and (iii) 3,067 restricted shares awarded under our 2002 Management Equity Incentive Plan that remain subject to a risk of forfeiture.

(8)	Consists of (i) 5,000 shares held by Mr. Walters without restriction, and (ii) 3,250 shares that could be purchased pursuant to stock options.

(9)

Consists of (i) 7,000 shares held in family trusts or by a spouse, (ii) 111,500 shares held without restriction, (iii) 347,250 shares that could be purchased pursuant to stock options, and (iv) 140,454 restricted shares awarded under our 2002 Management Equity Incentive Plan that remain subject to a risk of forfeiture.

    The following table and footnotes set forth certain information regarding the beneficial ownership of our common stock as of April 1, 2004 by each person believed by us to be the beneficial owner of more than five percent of our common stock.
Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Class(1)
Greenwich Street Capital Partners II, L.P. 500 Campus Drive Suite 220 Florham Park, NJ 07932	1,180,778 (2)	7.9%
Stephen Feinberg c/o Cerberus Partners 299 Park Avenue, 22nd Floor New York, NY 10171	1,102,362 (3)	7.4%

_________________________

(1)

Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

(2)

Based on information included in a Form 4 filed with the Commission on March 14, 2003. Consists of shares beneficially held by Greenwich Street Capital Partners II, L.P., GSCP (NJ), L.P., GSCP (NJ), Inc., Greenwich Street Investments II, L.L.C., GSC Recovery II, L.P., GSC Recovery II GP, L.P., GSC Recovery, Inc., GSC Recovery IIA, L.P. and GSC Recovery IIA GP, L.P.

(3)

Based on information included in a schedule 13G filed with the Commission in February 2004 consists of securities held by Cerberus Partners, L.P. of which Mr. Feinberg is the general partner. Includes 314,960 shares that could be purchased pursuant to warrants.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table provides information concerning employment compensation for services to us and our subsidiaries for the fiscal years shown for those persons (the "Named Executive Officers") who were, during the year ended December 31, 2003, (i) the individuals who served as chief executive officer, and (ii) the other four most highly compensated executive officers.

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Restricited Stock Awards	Securities Underlying Options (#)	All Other Compensation
Richard K. Matros (1) Chairman of the Board and Chief Executive Officer	2003 2002 2001	$ 653,695 650,000 85,000	$ 812,500 54,166 -	$ - 4,050,000(2) -	- 150,000 -	$ - -
Kevin W. Pendergest (1) Executive Vice President and Chief Financial Officer	2003 2002 2001	428,134 351,442 -	531,250 175,000(3) -	- - -	- 200,000 -	- - -
William A. Mathies (1) President of SunBridge Healthcare Corporation	2003 2002 2001	403,072 326,154 -	500,000 - -	- - -	- 100,000 -	- - -
Tracy A. Gregg President of SunDance Rehabilitation Corporation	2003 2002 2001	279,193 275,000 275,918	223,018 96,250 32,083	- - -	- 20,000 -	- - 1,275
Steven A. Roseman (1) Executive Vice President General Counsel and Secretary	2003 2002 2001	277,606 161,827 -	343,750 - -	- - -	- - -	- - -

______________________
(1)	Mr. Matros joined us in November 2001, Mr. Pendergest and Mr. Mathies joined us in February 2002 and Mr. Roseman joined us in May 2002.

(2)

We awarded Mr. Matros with a restricted stock grant of 150,000 shares on February 28, 2002 at a then-estimated value of $27 per share. The restricted stock vests as follows: 60,000 shares on February 28, 2003 and 30,000 shares on each of February 28, 2004, 2005 and 2006. At December 31, 2003, the 90,000 unvested restricted shares had an aggregate value of $895,000, based on the last reported sales price of the common stock on the Over-The-Counter Bulletin Board on December 31, 2003. To the extent we declare any dividends on our common stock, Mr. Matros' restricted shares would participate in any such dividends.

(3)	We awarded Mr. Pendergest a one-time sign-on bonus when he joined us.

Option Grants in Last Fiscal Year

   The Named Executive Officers were not granted any stock options during the year ended December 31, 2003. On January 22, 2004, we granted an aggregate of 90,000 shares of restricted stock to 16 officers pursuant to our 2002 Management Equity Incentive Plan. The restricted shares vest at the rate of 25% on each of January 22, 2005, 2006, 2007 and 2008.

Fiscal Year-End Option Values

     Set forth in the table below is information concerning the value of stock options held as of December 31, 2003 by each of the Named Executive Officers. None of the Named Executive Officers exercised any stock options during the year ended December 31, 2003.

	Number of Securities Underlying Unexercised Options-at-Year-End		Value of Unexercised In-the-Money Options At-Year-End (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard K. Matros	60,000	90,000	$ -	$ -
Kevin W. Pendergest	80,000	120,000	-	-
William A. Mathies	40,000	60,000	-	-
Tracy A. Gregg	5,000	15,000	-	-
Steven A. Roseman	5,625	16,875	-	-

__________________

(1)  The last reported sales price of the common stock of $9.95 per share, as reported on the Over-The-Counter Bulletin Board at December 31, 2003, was less than the exercise price of all stock options.

Compensation of Directors

     Our non-employee directors are entitled to receive: (i) an annual fee of $24,000, which is payable in four equal quarterly installments, (ii) $1,750 for each Board of Directors or Committee meeting attended in person, (iii) an additional $500 for each subsequent meeting attended that same day, and (iv) $500 for any meetings attended by telephone. In addition, each Chairperson of a Committee of the Board of Directors is entitled to receive an additional annual fee of $4,000, payable in four equal quarterly installments. Each of the non-employee directors is reimbursed for out-of-pocket expenses for attendance at Board and committee meetings. In addition, each of the non-employee directors has been awarded stock options to purchase 10,000 shares of common stock at an exercise price of $27 per share and 10,000 shares of common stock at an exercise price of $11.25 per share.

Employment and Severance Agreements with Named Executive Officers

     We entered into employment agreements with Mr. Matros, Mr. Pendergest, Mr. Mathies and Mr. Roseman in 2002, providing for annual base salaries of $650,000, $425,000, $400,000 and $275,000, respectively. The agreements with Mr. Matros and Mr. Pendergest have terms of four years and are automatically renewed for additional terms of one year unless the employee or Sun notifies the other that the term will not be renewed. The agreements with Mr. Mathies and Mr. Roseman do not have specified terms. In addition to the base salary, Mr. Matros, Mr. Pendergest, Mr. Mathies and Mr. Roseman are entitled to annual bonuses for each fiscal year in which we achieve or exceed the following financial performance targets: (i) if 100% to 119% of target earnings before interest, taxes, depreciation and amortization, then 50% of base salary; (ii) 120% to 139% of target earnings before interest, taxes, depreciation and amortization, then 75% of base salary; and (iii) if greater than 140% of target earnings before interest, taxes, depreciation and amortization, then 100% of base salary. Target earnings are set annually by the Board of Directors. For the year ended December 31, 2003, we achieved greater than 140% of target earnings and we paid the officers incentive bonuses accordingly. Pursuant to the agreements, these officers received options to purchase an aggregate of 472,500 shares of common stock at an exercise price of $27 per share. The options vest over the four-year period ending 2006.

     The employment agreements with Mr. Matros and Mr. Pendergest generally provide that in the event of termination of employment without Good Cause or by the employee for Good Reason (each as defined in the employment agreements), then the employee would be entitled to a lump sum severance amount equal to the greater of (i) the base salary owing for the remaining term of the agreement or (ii) two years of base salary, unless the event occurred within two years of a change of control, in which case they would each be entitled to three years of base salary. The employment agreements with Mr. Mathies and Mr. Roseman generally provide that in the event of termination of employment without Good Cause or by the employee for Good Reason, then the employee would be entitled to a lump sum severance payment equal to two years and one years base salary, respectively, unless the event occurred within two years of a change of control, in which case they would be entitled to three years and two years of base salary, respectively. Additionally, each employee would be entitled to any earned but unpaid bonus and certain of the employees would also be entitled to one or two times the amount of the bonus which would have been earned in the year of termination (depending upon the terms of the applicable agreement.)

     We have entered into severance agreements with five of our other executive officers pursuant to which they would receive severance payments in the event of their Involuntary Termination of employment (as defined in the agreements). The severance payments would be equal to 12 months of their then-current salary, or an aggregate of approximately $1.2 million. In addition to the severance payments, they would have the right to participate for a defined period of time in the medical, dental, health, life and other fringe benefit plans and arrangements applicable to them immediately prior to termination.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of our Board of Directors currently consists of Bruce C. Vladeck, Ph.D., Milton J. Walters and Greg S. Anderson. None of these individuals has ever been an officer or employee of Sun. None of our current executive officers has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Certain Relationships and Related Transactions

     Sanjay H. Patel, a former director, was the Co-President of GSC Partners during 2003. Mr. Patel is a managing member, executive officer, limited partner or shareholder of certain entities affiliated with, or related to, other entities which, in the aggregate, beneficially owned more than 10% of our common stock while Mr. Patel was a director during the year ended December 31, 2003, and held in excess of $10.0 million principal amount of indebtedness under our prior loan agreements during 2003. These loan agreements were subsequently paid in full.

     John F. Nickoll, a former director, was the President, Chairman and Chief Executive Officer of The Foothill Group, Inc. and the Managing Member of FIT GP, LLC, the General Partner of Foothill Income Trust, L.P. during 2003. Through its affiliates, The Foothill Group, Inc. beneficially held more than 10% of our common stock while Mr. Nickoll was a director during the year ended December 31, 2003. Foothill Income Trust L.P. is a party to our Loan Agreement and, during 2003, we were indebted to Foothill Income Trust L.P. under the loan agreements and for letters of credit in excess of $25.0 million.

     During 2003, Highland Capital Management LP ("Highland") beneficially held approximately 9.6% of our common stock. Highland was a party to our Loan Agreements during 2003, and we were indebted to Highland Capital Management for in excess of $30.0 million under those agreements, which loan agreements were subsequently paid in full.

The following report of the Compensation Committee and the performance graph that appears after the report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

Report of the Compensation Committee on Executive Compensation

     The Board of Directors established the Compensation Committee (the "Committee") to cause the executive officers of Sun and its subsidiaries to be appropriately and effectively compensated. The role of the Committee, which is comprised entirely of outside, independent directors, is to review and approve salaries and other compensation of Sun's executive officers and various other compensation policies and matters, and to administer Sun's stock option plans.

Compensation Objectives and Programs

     Sun intends that its compensation program for executives should attract and retain the highest quality senior management team possible, motivate exceptional performance, align the interests of executive management with the interests of our stockholders and inspire teamwork among the executives and loyalty to Sun. During 2003, the executive officers' compensation package consisted of: (i) base salary; (ii) annual incentive bonus; (iii) retention bonus; and (iv) benefits, including retirement programs and perquisites. Each of these components was designed to motivate exceptional operational performance and maintain the highest possible quality of care, while simultaneously achieving Sun's financial and strategic goals.

Base Salaries

     During 2002, Sun entered into employment agreements with five of its executive officers, including our Chief Executive Officer, Richard K. Matros, as well as Kevin W. Pendergest, William A. Mathies, Steven A. Roseman and Heidi J. Fisher. Each of those officers was paid a base salary in 2003 in accordance with those agreements. The Committee reviews base salaries paid to management annually to determine whether adjustments are appropriate. With respect to executive officers other than Mr. Matros, the Committee considers the recommendations of management in determining salary adjustments.

Annual Incentive Bonus

     Sun believes that appropriately structured incentive bonuses will benefit the Company by motivating executive officers and rewarding them for Sun's success.     Pursuant to their employment agreements, Mr. Matros, Mr. Pendergest, Mr. Mathies, and Mr. Roseman are entitled to an annual bonus for each fiscal year in which Sun achieves or exceeds specified financial performance targets that are established by the Committee. If Sun's performance is equal to or greater than 100% but less than 120%, equal to or greater than 120% but less than 140%, or equal to or greater than 140% of the applicable targets, the executive is eligible to receive a bonus equal to, respectively, 50%, 75% or 100% of his base salary. For fiscal 2003, the Committee established a performance target based on EBITDA. Because Sun's actual performance during fiscal 2003 exceeded 140% of this target, Sun paid incentive bonuses to Mr. Matros, Mr. Pendergest, Mr. Mathies, and Mr. Roseman of $650,000, $425,000, $400,000 and $275,000, respectively, in February 2004.

    Sun also established incentive bonus programs for the year ended 2003 for its seven executive officers who did not have incentive bonus provisions in their employment agreements. The Committee established an EBITDA target (which was the same as the target established for Mr. Matros, Mr. Pendergest, Mr. Mathies and Mr. Roseman) and other company performance targets for those officers. If the applicable targets were achieved, the executives were eligible to receive a bonus equal to 25% to 35% of their respective base salaries, depending upon their individual bonus program. Pursuant to these programs, those seven officers were paid incentive bonuses in the aggregate amount of $392,975 in February 2004 for performance during fiscal 2003.

Retention Bonus

     In April 2003, the Compensation Committee approved a retention bonus program to provide incentives to retain Sun's key employees during Sun's restructuring process. To develop the retention plan, the Committee had retained the services of Deloitte & Touche. The retention bonus program covered over 300 employees, including Sun's executive officers, and provided for the payment of retention bonuses upon Sun's fulfillment of specified restructuring goals. Each covered employee was paid a retention bonus in an aggregate amount equal to 5% to 75% of the employee's annual salary, and the bonus was paid in three installments during the restructuring period, with the final payment to come due upon completion of the restructuring. In September 2003, Sun achieved its first restructuring goal under the retention program and paid the first installment. The remaining two installments were paid simultaneously in February 2004. Pursuant to the retention program, Mr. Matros was paid $162,500 in 2003 and $325,000 in 2004, and the remaining ten executive officers were paid an aggregate of $498,719 in 2003 and $997,438 in 2004.

Benefits

     Sun's executives receive the retirement, health and welfare benefits, which are available to all Sun employees. Executives are eligible for participation in Sun's 401(k) Retirement Savings Plan, consistent with annually determined limits for highly compensated employees and Federal contribution limits. The Company made no contributions to the 401(k) retirement plan in 2003. Other benefits or perquisites, such as an automobile allowance, may be provided at the discretion of the Chief Executive Officer.

Long Term Incentive Compensation

     Sun adopted its 2002 Management Equity Incentive Plan (the "2004 Plan") in February 2002. During 2002, Sun granted both non-qualified stock options awards and restricted stock awards to its executive officers to provide additional incentives for future performance. Sun did not award any stock options or restricted stock to its executive officers in 2003 because of the limited number of shares that it could issue under the 2002 Management Equity Incentive Plan. On January 22, 2004, Sun awarded an aggregate of 90,000 shares of Sun's common stock to 16 of its executive officers, including Messrs. Pendergest, Mathies and Roseman, and Ms. Gregg. All of those shares remain subject to a risk of forfeiture and vest at the rate of 25% on each of January 22, 2005, 2006, 2007 and 2008

Policy on Deductibility of Executive Compensation

     Under Section 162(m) of the Code, Sun is generally precluded from deducting compensation in excess of $1 million per year for its Chief Executive Officer and any of its four highest-paid executive officers, unless the payments are made under qualifying performance-based plans. While it is the Committee's intention to maximize the deductibility of compensation paid to executive officers, deductibility will be only one among a number of factors used by the Committee in ascertaining appropriate levels or modes of compensation. The Committee intends to maintain the flexibility to compensate executive officers based upon an overall determination of what it believes to be in the best interests of Sun and its stockholders.

Compensation of Chief Executive Officer

     Mr. Matros, Sun's Chief Executive Officer, was entitled to an annual salary of $650,000 for fiscal 2003 pursuant to his employment agreement dated February 28, 2002. In addition, as described above, Mr. Matros was awarded an incentive bonus for fiscal 2003 in the amount of $650,000 in accordance with his employment agreement and a retention bonus of $162,500. Mr. Matros' annual salary was not adjusted in 2003 due to the cash flow constraints affecting Sun during 2003. No decision been made regarding any potential increase in base salary for 2004 under Mr. Matros' employment agreement.

Submitted by the Compensation Committee:

Bruce C. Vladeck, Ph.D., Chairman
Gregory S. Anderson
Milton J. Walters

STOCK PRICE PERFORMANCE GRAPH

     Sun's common stock began trading on April 2, 2002 under the symbol SUHG.OB. On March 10, 2004, Sun's common stock was listed on the NASDAQ National Market under the symbol SUNH.

     The following graph and chart compare the cumulative total stockholder return for the period from April 2, 2002 through December 31, 2003 on an investment of $100 in (i) Sun's common stock, (ii) the Standard & Poor's 500 Stock Index ("S&P 500") and (iii) the Media General Long-Term Care Facilities Index ("Long-Term Care Index"). Cumulative total stockholder return assumes the reinvestment of all dividends. Stock price performances shown in the graph are not necessarily indicative of future price performances. On December 31, 2003, the last reported sales price of Sun's common stock was $9.95 per share. On April 1, 2004, the closing price of Sun's common stock was $10.98 per share.

OTHER MATTERS

Additional Proposals for the 2004 Annual Meeting

     As of the date of this Proxy Statement, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matter properly comes before the Annual Meeting or any adjournment or postponement thereof and is voted upon, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act and the rules promulgated thereunder require our directors and executive officers and persons who own more than ten percent of our common stock to report their ownership and changes in their ownership of common stock to the Securities and Exchange Commission (the "Commission"). Copies of the reports must also be furnished to us. Specific due dates for the reports have been established by the Commission and we are required to report any failure of our directors, executive officers and more than ten percent stockholders to file by these dates.

     Based solely on a review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during 2003 all Section 16(a) filing requirements applicable to our directors, executive officers and greater than ten percent beneficial owners were met with the exception of Sanjay Patel and John Nickoll, former directors of the Company, who each filed one late Form 4. Each such Form 4 reported one transaction.

Annual Report To Stockholders

     Sun is delivering only one annual report and one proxy statement to stockholders who share the same address. 9; A copy of Sun's proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission, may be obtained without charge on Sun's website at www.sunh.com or by writing to Investor Relations, Sun Healthcare Group, Inc., 101 Sun Avenue, N.E., Albuquerque, New Mexico 87109, or by telephone request to (505) 468-2341. Stockholders sharing an address can contact Sun at the above address and telephone number to request receiving multiple annual reports and proxy statements.

Stockholder Proposals

     Sun anticipates holding its 2005 Annual Meeting of Stockholders on or around May 2005. Proposals of stockholders submitted pursuant to Rule 14a-8 of the Commission for inclusion in the proxy statement for the 2005 Annual Meeting of Stockholders must be received by Sun at its principal executive offices at 18831 Von Karman, Suite 400, Irvine, California 92612 on or before December 11, 2004.

     Under Sun's Bylaws, stockholders desiring to nominate persons for election as directors or bring other business before the stockholders at Sun's 2005 Annual Meeting must notify the Secretary of Sun in writing no earlier than December 11, 2004 and no later than January 10, 2005 or the persons appointed as proxies in connection with the 2005 Annual Meeting of Stockholders will have discretionary authority to vote on any such proposal. Stockholders' notices must contain the specific information set forth in the Bylaws. Stockholders will be furnished a copy of Sun's Bylaws without charge upon written request to the Secretary of Sun.

By Order of the Board of Directors
Steven A. Roseman
Executive Vice President, General
Counsel and Secretary

April 9, 2004

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE
of the
BOARD OF DIRECTORS
of
SUN HEALTHCARE GROUP, INC.

(Amended and Restated on February 25, 2004)

1.  Purpose

The purpose of the Audit Committee (the "Committee") is to oversee the accounting and financial reporting processes of SUN HEALTHCARE GROUP, INC., a Delaware corporation (the "Company"), and audits of the financial statements of the Company, including (a) the integrity of the Company's financial statements, (b) the performance of the Company's internal disclosure control function, (c) the independent public accountants' qualifications and independence, and (d) the performance of the Company's internal audit function and independent public accountants.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP") and applicable rules and regulations. These are the responsibilities of management and the independent public accountants.

2.  Membership

The Committee will be comprised of three or more directors of the Board of Directors (the "Board"). All members of the Committee must be directors who meet the knowledge requirements and the independence requirements of applicable law and the rules of the Securities and Exchange Commission ("SEC") and the NASDAQ in effect from time to time (subject to any exceptions allowed by such rules and any waivers granted by such authorities). If practicable, at least one member of the Committee must qualify as an "audit committee financial expert" (as defined by the SEC). The Company will disclose in its annual report required by Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") whether or not it has at least one member who is an audit committee financial expert. The members of the Committee will be appointed by and serve at the discretion of the Board. The Board will appoint the Chairperson of the Committee.

3.  Specific Responsibilities and Duties

The Board delegates to the Committee the express authority to do the following:

  Independent Public Accountants

  1.  Selection; Fees  . Be directly responsible for the appointment, compensation, retention, and oversight of the work of the independent public accountants (including resolution of disagreements between management and the independent public accountant regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and, where appropriate, terminate and replace such firm. Such independent public accountants shall report directly to and be ultimately accountable to the Committee. The Committee has the ultimate authority to approve all audit engagement fees and terms, with the costs of all engagements to be borne by the Company.

  2.  Scope of Audit. Review, evaluate and approve the annual engagement proposal of the independent public accountants (including the proposed scope and approach of the annual audit).

  3.    Pre-Approval of Audit and Non-Audit Services. Pre-approve auditing services and non-auditing services to be performed by the independent public accountants. Such pre-approval can be given as part of the Committee's approval of the scope of the engagement of the independent public accountants or on an individual basis. The approved non-auditing services must be disclosed in the Company's periodic public reports required by Section 13(a) of the Act. The Committee can delegate the pre-approval of non-auditing services to one or more of its members, but the decision must be presented to the full Committee at the next scheduled meeting. The independent public accountants shall not be retained to perform the prohibited non-audit functions listed on Exhibit A.

  4.  Audit Partner Rotation.   Ensure that the lead or coordinating audit partner having primary responsibility for the audit or review and the concurring or reviewing audit partner of the independent public accountants are rotated at least every five years and that other audit partners (as defined by the SEC) are rotated in accordance with rules promulgated by the SEC.

  5.  Auditor Independence and Objectivity. Ensure the independence of the independent public accountant pursuant to all applicable laws and regulations. Be responsible for ensuring the Committee's receipt from the independent public accountant of a formal written statement delineating all relationships between the independent public accountant and the Company, consistent with Independence Standards Board Standard 1, for actively engaging in a dialogue with the independent public accountant with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent public accountant and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the independent public accountant.

  6.  Review Problems. Review with the independent public accountants any audit problems or difficulties the independent public accountants may have encountered and management's responses, including: (i) any restrictions on the scope of activities or access to requested information and (ii) any recommendations made by the independent public accountants as a result of the audit.

  7.  Related Party Transactions. Review for potential conflict of interest situations and approve all related party transactions. Related party transactions are all transactions required to be disclosed pursuant to Regulation S-K, Item 404 of the Exchange Act.

  Financial Reporting

  1.  Annual Financials. Review and discuss with management and the independent public accountants the Company's annual audited financial statements (including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations") prior to the public release of such information. Obtain from the independent public accountants assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act. Recommend to the Board whether the annual audited financial statements should be included in the Company's Annual Report on Form 10-K.

  2.  Quarterly Financials. Review and discuss with management and the independent public accountants the Company's quarterly financial statements (including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations") and the results of the independent public accountants' reviews of the quarterly financial statements, prior to the public release of such information.

  3.  Accounting Principles. Review with management and the independent public accountants material accounting principles applied in financial reporting, including any material changes from principles followed in prior years and any items required to be communicated by the independent public accountants in accordance with AICPA Statement of Auditing Standards ("SAS") 61.

  4.  Press Releases. Discuss earnings press releases with management (including the type and presentation of information to be included in earnings press releases), as well as financial information and earnings guidance provided to analysts and rating agencies.

  5.  Regulatory Developments. Review with management and the independent public accountants the effect of regulatory and accounting initiatives on the Company's financial statements.

  Internal Audit and Risk Management.

  1.  Internal Audit and Controls  . Review the budget, activities, effectiveness and organizational structure of the internal audit function and the performance, appointment and replacement of the lead internal auditor, and review summaries of material internal audit reports and management's responses. Review major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of control deficiencies.

  2.  Risk Management. Periodically discuss risk assessment and risk management policies with the management, internal auditors, and independent public accountants, and the Company's plans to monitor, control and minimize risks pursuant to such policies.

  Financial Reporting Processes.

  1.  Internal and External Controls. Review with the independent public accountants, the Company's internal auditors, and financial and accounting personnel, the integrity, adequacy and effectiveness of the Company's accounting and financial controls, both internal and external, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

  2.  Consider Changes. Consider and approve, if appropriate, major changes to the Company's accounting principles and practices as suggested in writing by the independent public accountants, management or the internal auditors.

  3.  Reporting Systems. Establish systems of reporting to the Committee by each of (i) management, (ii) the independent public accountants and (iii) the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

  4.  Reports. Obtain and review reports from the independent public accountants regarding:

    critical accounting policies and practices to be used by the Company;

    alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants; and

    other material written communications between the independent public accountants and management, including any management letter or schedule of unadjusted differences.

  Disclosure Processes.

  1.  Internal Controls. Review with management, the independent public accountants and the Company's internal disclosure control committee, the integrity and effectiveness of the Company's controls for causing material information to be disclosed in its reports to the SEC and make and/or elicit recommendations for improvement.

  2.  Reporting Systems. Establish systems of reporting to the Committee by each of (i) management, (ii) the independent public accountants and (iii) the Company's disclosure controls committee.

  3.  Reports. Obtain and review reports from the independent public accountants regarding disclosure matters that come to the attention of the independent public accountants and other material written communications between the independent public accountants and management regarding disclosure policies and controls.

  Legal and Regulatory Compliance

  1.  SEC Report. Prepare the annual Audit Committee report included in the Company's proxy statement as required by the proxy rules under the Exchange Act.

  2.  Complaints. Establish procedures for notification to the Audit Committee of the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  3.  General Counsel. Review with the general counsel legal matters that may have a material effect on the Company's financial statements or compliance policies.

  Other

  1.  Recommendations; Reports  . Regularly report to the Board on the Committee's activities and make appropriate recommendations.

  2.  Review and Publication of Charter. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board, as appropriate, and publish the Charter as required by applicable law.

4.  Meetings, Minutes, and Reports

    a.  Executive Sessions. The Committee shall meet periodically with the independent public accountants, internal auditors and management in separate executive sessions.

    b.  Other Meetings. Other meetings will be with such frequency, and at such times, as its Chairperson, or a majority of the Committee, determines, but the Committee shall meet at least quarterly. A special meeting of the Committee may be called by the Chairperson and will be called promptly upon the request of any two Committee members. Unless the Committee or the Board adopts other procedures, the provisions of the Company's Bylaws applicable to meetings of Board committees will govern meetings of the Committee.

    c.  Minutes. Minutes of each meeting will be kept.

5.  Subcommittees. The Committee has the power to appoint and delegate matters to subcommittees, but no subcommittee will have any final decision-making authority on behalf of the Board or the Committee.

6.  Reliance; Experts; Cooperation; Expenses.

a.  Retention of Independent Counsel and Advisors. The Committee has the authority, in its sole discretion, to engage at the Company's expense such independent counsel, advisors and experts as it deems necessary or appropriate to carry out its duties.

b.  Reliance Permitted. The Committee will act in reliance on management, the Company's independent public accountants, internal auditors, and advisors and experts, as it deems necessary or appropriate to enable it to carry out its duties.

c.  Investigations. The Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties and to engage at the expense of the Company such professionals as it considers to be necessary in connection therewith.

d.  Required Participation of Employees. The Committee shall have unrestricted access to the Company's employees, independent public accountants, internal auditors, internal and outside counsel, and may request any employee of the Company or representative of the Company's outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any members of the Committee or representative of the Committee's counsel, advisors or experts.

e.  Expenses. The Company shall provide the Committee with appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for:

  Compensation for the independent public accountants engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

  Compensation to any advisors employed by the Audit Committee under Section 6(a) hereof; and

  Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

EXHIBIT A

Prohibited Non-Audit Services

  Bookkeeping or other services related to the accounting records or financial statements of the Company;

  Financial information systems design and implementation;

  Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

  Actuarial services;

  Internal audit outsourcing services;

  Management functions or human resources;

  Broker or dealer, investment advisor, or investment banking services;

  Legal services and expert services unrelated to the audit; and

  Any other services that the Public Company Accounting Oversight Board to be formed pursuant to the Sarbanes-Oxley Act of 2002 determines, by regulation, is impermissable.

APPENDIX B

SUN HEALTHCARE GROUP, INC.
2004 EQUITY INCENTIVE PLAN

Amended and Restated as of March 31, 2004

1.  Purpose. The Sun Healthcare Group, Inc. 2004 Equity Incentive Plan (formerly the Sun Healthcare Group, Inc. 2002 Management Equity Incentive Plan) (the "Plan") is intended to provide incentives which will attract, retain and motivate highly competent persons as officers, key employees and directors of, and consultants to, Sun Healthcare Group, Inc. (the "Company") and its Subsidiaries, by providing them opportunities to acquire shares of the Company's common stock, par value $.01 per share (the "Common Stock") or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined in Section 4 below) described herein. "Subsidiary" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

2.  Administration.

a.  Committee. The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors of the Company from among its members (which may be the Compensation Committee) and shall be comprised, unless otherwise determined by the Company's Board of Directors, solely of not less than two (2) members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

b.  Authority. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives.

c.  Indemnification. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

d.  Delegation and Advisers. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

3.  Participants. Participants will consist of such Eligible Persons as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. An "Eligible Person" is any person who is any one of: (a) an officer (whether or not a director) or employee of the Company and its Subsidiaries; (b) a director of the Company or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of the Company's or a Subsidiary's securities) to the Company or one of its Subsidiaries; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Company's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the "Securities Act"), the offering and sale of shares issuable under this Plan by the Company and its Subsidiaries or the Company's compliance with any other applicable laws. Designation of an Eligible Person to receive a Benefit (a "participant") in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

4.  Type of Benefits. Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, (d) Stock Units, and (e) Performance-Based Awards, including cash awards granted consistent with Section 10 hereof (each as described below, and collectively, the "Benefits"). Stock Awards and Stock Units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 10 hereof. Benefits shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

5.  Common Stock Available Under the Plan.

a.  Basic Limitations. Subject to the provisions of Section 12, the capital stock that may be delivered under this Plan subject to Benefits shall be shares of the Company's authorized but unissued Common Stock and any of its shares held as treasury shares. The aggregate number of shares of Common Stock that may be subject to Benefits granted under this Plan (the "Share Limit") shall be shall be equal to the sum of (x) 2,100,000 shares of Common Stock, plus (y) the number of any shares subject to stock options granted under the Company's 2002 Non-Employee Director Equity Incentive Plan, as amended (the "2002 Director Plan") and outstanding on the Stockholder Approval Date (as defined in Section 24) which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date without being exercised; provided that in no event shall the Share Limit exceed 2,180,000 shares (which is the sum of the 2,100,000 shares set forth above, plus the number of shares subject to options previously granted and outstanding under the 2002 Director Plan as of March 31, 2004). The following limits also apply with respect to Benefits under this Plan:

    i.  The maximum number of shares of Common Stock that may be delivered pursuant to Stock Options qualified as Incentive Stock Options granted under this Plan is 2,100,000 shares.

    ii.  The maximum number of shares of Common Stock subject to those Stock Options and Stock Appreciation Rights that are granted during any calendar year to any individual under this Plan is 600,000 shares.

    iii.  The maximum number of shares of Common Stock that may be delivered pursuant to Benefits granted under this Plan, other than those described in the next sentence, is 1,050,000 shares. This limit on so-called "full-value awards" does not apply, however, to (1) shares delivered in respect of Stock Option grants except as expressly provided in Section 6(b) (which generally requires that shares delivered in respect of "discounted" stock options be charged against this limit) and (2) shares delivered in respect of Stock Appreciation Right grants except as expressly provided in Section 7(a) (which generally requires that shares delivered in respect of "discounted" Stock Appreciation Right grants be charged against this limit), and (3) shares delivered in respect of compensation earned but not deferred.

    iv.  Additional limits with respect to Performance-Based Awards are set forth in Section 10.

    Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 5(b) and Section 12.

b.  Additional Shares. Any shares of Common Stock subject to a Stock Option or Stock Appreciation Right which for any reason is cancelled or terminated without having been exercised, or any shares subject to Stock Awards or Stock Units which are forfeited, or any shares delivered to the Company as part or full payment for the exercise of a Stock Option, Stock Appreciation Right or Stock Award or any shares that are delivered or withheld by the Company or a Subsidiary to satisfy the tax withholding obligations related to any Benefit under this Plan shall again be available for award as Benefits under the Plan. To the extent that a Benefit is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares are delivered in respect of a Dividend Equivalent Right (as defined in Section 9(d) below), Stock Appreciation Right, or other Benefit, only the actual number of shares delivered with respect to the Benefit shall be counted against the share limits of this Plan. The provisions of this Section 5(b) shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Benefits but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Benefits (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) may be granted to any individual participant under the Plan.

c.  Acquisitions. In connection with the acquisition of any business by the Company or any of its subsidiaries or affiliates, any outstanding grants, awards or sales of options or other similar rights pertaining to such business may be assumed or replaced by Benefits under the Plan upon such terms and conditions as the Committee determines. The date of any such grant or award shall relate back to the date of the initial grant or award being assumed or replaced, and service with the acquired business shall constitute service with the Company or its subsidiaries or affiliates for purposes of such grant or award. Any shares of Common Stock underlying any grant or award or sale pursuant to any such acquisition shall be disregarded for purposes of applying the limitations under and shall not reduce the number of shares of Common Stock available under Section 5(a) above.

6.  Stock Options.

a.  Generally. Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Common Stock, at set terms. Stock Options may be "incentive stock options" ("Incentive Stock Options"), within the meaning of Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

b.  Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant. The per share exercise price for each Stock Option shall be not less than 100% of the Fair Market Value (as defined in Section 16 below) of a share of Common Stock on the date of grant of the Stock Option, except as follows: (i) in the case of a Stock Option granted retroactively, in tandem with, or as a substitution for another award, the per share exercise price may be no lower than the Fair Market Value of a share of Common Stock on the date such other award was granted (to the extent consistent with Sections 422 and 424 of the Code in the case of options intended as incentive stock options); and (ii) in any other circumstances, a Nonqualified Stock Option may be granted with a per share exercise price that is less than the Fair Market Value of a share of Common Stock on the date of grant, provided that any shares delivered in respect of such option shall be charged against the limit of Section 5(a)(iii) (the limit on full-value awards) as well as any other applicable limit under Section 5(a). The foregoing limitations of this Section 6(b) are subject to the Committee's authority under Section 6(h) below.

c.  Payment of Exercise Price. The option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option.

d.  Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten (10) years after the date it is granted except in the event of a participant's death, in which case, the exercise period of such participant's Stock Options may be extended beyond such period but no later than one (1) year after the participant's death. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement at the date of grant.

e.  Restoration of Stock Options. The Committee may, at the time of grant, provide for the grant of a subsequent Restoration Stock Option if the exercise price is paid for by delivering previously owned shares of Common Stock of the Company. Restoration Stock Options (i) may be granted in respect of no more than the number of shares of Common Stock tendered in exercising the predecessor Stock Option, (ii) shall have an exercise price equal to the Fair Market Value (as defined in Section 16 below) on the date the Restoration Stock Option is granted, and (iii) may have an exercise period that does not extend beyond the remaining term of the predecessor Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.

f.  Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company or of a "Parent Corporation" or "Subsidiary Corporation" (as defined in Sections 424(e) and (f) of the Code, respectively) at the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any Parent Corporation or Subsidiary Corporation ) shall not exceed one hundred thousand dollars ($100,000). For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten (10) years after the date it is granted. In addition, no Incentive Stock Option may be issued to a participant in tandem with a Nonqualified Stock Option.

g.  Additional Limitations on Incentive Stock Options for Ten Percent Shareholders. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation, unless the exercise price of the option is fixed at not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five (5) years from the date of grant of such option.

h.  Option Repricing/Cancellation and Regrant/Waiver of Restrictions. Subject to Section 5 and Section 22 and the specific limitations on Stock Options contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any participant, any adjustment in the exercise price, the vesting schedule, the number of shares subject to, or the term of, a Stock Option granted under this Plan by cancellation of an outstanding Stock Option and a subsequent regranting of the Stock Option, by amendment, by substitution of an outstanding Stock Option, by waiver or by other legally valid means. Such amendment or other action may result in, among other changes, an exercise price that is higher or lower than the exercise price of the original or prior Stock Option, provide for a greater or lesser number of shares of Common Stock subject to the Stock Option, or provide for a longer or shorter vesting or exercise period. Any adjustment to the exercise price of a Stock Option shall not reduce the per share exercise price of such Stock Option to a price that is less than the Fair Market Value of a share of Common Stock on the date of the adjustment (or the date of the grant of the new Stock Option in substitution or exchange for the repriced Stock Option, as the case may be).

7.  Stock Appreciation Rights.

a.  Generally. The Committee may, in its discretion, grant Stock Appreciation Rights, including a concurrent grant of Stock Appreciation Rights in tandem with any Stock Option grant. A Stock Appreciation Right means a right to receive a payment in cash, Common Stock or a combination thereof, in an amount equal to the excess of (i) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (ii) the Fair Market Value, of such shares of Common Stock on the date the right is granted, or other specified amount, all as determined by the Committee (the "Base Price"); provided, however, that if a Stock Appreciation Right is granted in tandem with or in substitution for a Stock Option, the designated Fair Market Value in the award agreement may be the Fair Market Value on the date such Stock Option was granted; provided further that in the case of clause (ii) if the Base Price of the Stock Appreciation Right is less than the Fair Market Value on the date the right is granted then any shares actually delivered in respect of such Stock Appreciation Right shall be charged against the limit of Section (5)(a)(iii) (the limit on full value awards) as well as any other applicable limit under Section 5(a). Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee shall impose from time to time.

b.  Exercise Period. Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Appreciation Rights shall be exercisable later than ten (10) years after the date it is granted except in the event of a participant's death, in which case, the exercise period of such participant's Stock Appreciation Rights may be extended beyond such period but no later than one (1) year after the participant's death. All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such right at the date of grant.

8.  Stock Awards.

a.  Generally. The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of any bonus in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor. A Stock Award shall be construed as an offer by the Company to the participant to purchase the number of shares of Common Stock subject to the Stock Award at the purchase price, if any, established therefor. Any right to acquire the shares under the Stock Award that is not exercised by the participant within thirty (30) days after the grant is communicated shall automatically expire.

b.  Payment of the Purchase Price. If the Stock Award requires payment therefor, the purchase price of any shares of Common Stock subject to a Stock Award may be paid in any manner authorized by the Committee, which may include any manner authorized under the Plan for the payment of the exercise price of a Stock Option. Stock Awards may also be made in consideration of services rendered to the Company or its Subsidiaries.

c.  Additional Terms. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods, and may constitute Performance-Based Awards, as described in Section 10 hereof. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.

d.  Rights as a Shareholder. The Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

9.  Stock Units.

a.  Generally. The Committee may, in its discretion, grant Stock Units (as defined in subsection (d) below) to participants hereunder. The Committee shall determine the criteria for the vesting of Stock Units. Stock Units may constitute Performance-Based Awards, as described in Section 10 hereof. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the award agreement shall specify. Shares of Common Stock issued pursuant to this Section 9 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined in subsection (d) below).

b.  Settlement of Stock Units. Upon vesting of a Stock Unit, unless the Committee has determined to defer payment with respect to such unit or a participant has elected to defer payment under subsection (c) below, shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee provides for the payment of the Stock Units in cash equal to the value of the shares of Common Stock which would otherwise be distributed to the participant or partly in cash and partly in shares of Common Stock.

c.  Deferral of Stock Units. Prior to the year with respect to which a Stock Unit may vest, the participant may elect, in accordance with rules prescribed by the Committee, not to receive a distribution upon the vesting of such Stock Unit and instead have the Company continue to maintain the Stock Unit on its books of account. In such event, the value of a Stock Unit shall be payable in shares of Common Stock pursuant to the agreement of deferral.

d.  Definitions. A "Stock Unit" means a notional account representing one (1) share of Common Stock. A "Dividend Equivalent Right" means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.

10.  Performance-Based Awards.

a.  Generally. Any Benefits granted under the Plan may be granted in a manner such that the Benefits qualify for the performance-based compensation exemption of Section 162(m) of the Code ("Performance-Based Awards"). Grants or awards under this Section 10 may be paid in cash or shares of Common Stock or any combination thereof. As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards shall be based on achievement of hurdle rates and/or growth rates in one or more business criteria that apply to the individual participant, one or more business units or the Company as a whole. The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Stock Options and Stock Appreciation Rights, and other than cash awards covered by the following sentence) that are granted to any one participant in any one calendar year shall not exceed 600,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 12. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $1,000,000.00. Awards that are cancelled during the year shall be counted against these limits to the extent permitted by Section 162(m) of the Code.

b.  Business Criteria. The business criteria shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per share; (iii) net sales growth; (iv) market share; (v) net operating profit; (vi) expense targets; (vii) working capital targets relating to inventory and/or accounts receivable; (viii) operating margin; (ix) return on equity; (x) return on assets; (xi) planning accuracy (as measured by comparing planned results to actual results); (xii) market price per share; (xiii) total return to stockholders, and (xiv) measurably improving quality of care outcomes at Company facilities. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria.

c.  Establishment of Performance Goals. With respect to Performance-Based Awards, the Committee shall establish in writing no later than ninety (90) days after the commencement of the performance period (but in no event after twenty-five percent (25%) of such period has elapsed) (i) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (ii) the individual employees or class of employees to which such performance goals apply. The applicable performance measurement period may not be less than three months nor more than 10 years.

d.  Certification of Performance. No Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

e.  Modification of Performance-Based Awards. With respect to any Benefits intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

f.  Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Committee's authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Stock Options and Stock Appreciation Rights) shall terminate upon the first meeting of the Company's shareholders that occurs in the fifth year following the Restatement Date.

11.  Foreign Laws. The Committee may grant Benefits to individual participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no such Benefits may be granted pursuant to this Section 11 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

12.  Adjustment Provisions; Change in Control.

a.  Adjustment Generally. If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur.

b.  Modification of Benefits. In the event of any change or distribution described in subsection (a) above, in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Benefits, the exercise price applicable to outstanding Benefits, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Benefits; provided, however, that any such arithmetic adjustment to a Performance-Based Award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award. Appropriate adjustments may also be made by the Committee in the terms of any Benefits under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Benefits on an equitable basis, including modifications of performance targets and changes in the length of performance periods; provided, however, that any such arithmetic adjustment to a Performance-Based Award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award. In addition, other than with respect to Stock Options, Stock Appreciation Rights, and other awards intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

c.  Effect of a Change in Control. Notwithstanding any other provision of this Plan, if there is a Change in Control (as defined in subsection (d) below) of the Company, all then outstanding Stock Options, Stock Appreciation Rights and Stock Units shall immediately vest and become exercisable and any restrictions on Stock Awards or Stock Units shall immediately lapse. Thereafter, all Benefits shall be subject to the terms of any agreement effecting the Change in Control, which agreement, may provide, without limitation, that each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and that such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share underlying such Stock Option or Stock Appreciation Right with such amount payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. A provision like the one contained in the preceding sentence shall be inapplicable to a Stock Option or Stock Appreciation Right granted within six (6) months before the occurrence of a Change in Control if the holder of such Stock Option or Stock Appreciation Right is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.

d.  Definitions. For purposes of this Section 12, a "Change in Control" of the Company shall be deemed to have occurred if any of the following events occurs:

  Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company (an "Acquiring Person"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 33 1/3% of the then outstanding voting stock of the Company;

  A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Company or surviving entity outstanding immediately after such merger or consolidation;

  A sale or other disposition by the Company of all or substantially all of the Company's assets;

  During any period of two (2) consecutive years (beginning on or after the Effective Date), individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Company's Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, no longer constitute a majority of the Company's Board of Directors;

provided, however, in no event shall any acquisition of securities, a change in the composition of the Company's Board of Directors or a merger or other consolidation pursuant to a plan of reorganization under chapter 11 of the Bankruptcy Code with respect to the Company ("Chapter 11 Plan"), or a liquidation under the Bankruptcy Code constitute a Change in Control. In addition, notwithstanding Sections 12(d)(1), 12(d)(2), 12(d)(3) and 12(d)(4) hereof, a Change in Control shall not be deemed to have occurred in the event of a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company, or any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock.

13.  Nontransferability. Each Benefit granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit other than an Incentive Stock Option may permit the transferability of a Benefit by a participant solely to the participant's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Benefit. Consistent with Section 18, any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer (a) is being made for essentially donative, estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration or in exchange for an interest in a qualified transferee), and (b) will not compromise the Company's ability to register shares issuable under this Plan on Form S-8 under the Securities Act. Notwithstanding the foregoing, Incentive Stock Options and Stock Awards that are subject to "a substantial risk of forfeiture" under Section 83 of the Code shall be subject to any and all additional transfer restrictions under the Code to the extent necessary to maintain the intended tax consequences of such awards.

14.  Other Provisions. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, to assist the participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the acceleration of exercisability or vesting of Benefits in the event of a change in control of the Company, for the payment of the value of Benefits to participants in the event of a change in control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

15.  Effect of a Termination of Service on Benefits.

a.  General. The Committee shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of Benefit. If the participant is not an employee or director of the Company or a Subsidiary and provides other services to the Company or a Subsidiary, the Committee shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Company or a Subsidiary and the date, if any, upon which such services shall be deemed to have terminated.

b.  Events Not Deemed Terminations of Service. Unless Company policy or the Committee otherwise provides, the employment relationship shall not be considered terminated in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence authorized by the Company or the Committee; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee of the Company on an approved leave of absence, continued vesting of the Benefit while on leave from the employ of the Company may be suspended until the employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall a Benefit be exercised after the expiration of the term set forth in the award agreement.

c.  Effect of Change of Subsidiary Status. For purposes of this Plan and any Benefit, if an entity ceases to be a Subsidiary of the Company a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company after giving effect to the Subsidiary's change in status.

16.  Fair Market Value. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the closing price of the Company's Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Company's Common Stock is readily tradable on a national securities exchange or other market system, and if the Company's Common Stock is not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

17.  Withholding. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

18.  Compliance with Laws. This Plan, the granting and vesting of Benefits under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under Benefits are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company or one of its Subsidiaries, provide such assurances and representations to the Company or one of its Subsidiaries as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

19.  Employment Status; No Employment/Service Contract. No person shall have any claim or rights to be granted a Benefit (or additional Benefits, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary. Nothing contained in this Plan (or in any other documents under this Plan or in any Benefit) shall confer upon any participant any right to continue in the employ or other service of the Company or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee's status as an employee at will, nor shall interfere in any way with the right of the Company or one of its Subsidiaries to change a person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 18, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

20.  Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

21.  No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

22.  Duration, Amendment and Termination.

a.  No Benefit shall be granted more than ten (10) years after the Effective Date.

b.  The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. No Benefits may be granted during any period that the Committee suspends this Plan. Without limiting any other express authority of the Committee under (but subject to) the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Benefits to participants that the Committee in the prior exercise of its discretion has imposed, without the consent of a participant, and may make other changes to the terms and conditions of Benefits. Notwithstanding the foregoing, no amendment, suspension or termination of this Plan or change of or affecting any outstanding Benefit shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Company under any Benefit granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 12 shall not be deemed to constitute changes or amendments for purposes of this Section 21(b).

c.  To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Committee, any amendment to this Plan shall be subject to stockholder approval.

23.  Governing Law. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

24.  Effective Date. The Plan, originally entitled the 2002 Management Equity Incentive Plan, first became effective as of February 28, 2002 (the "Effective Date") and was approved by the Company's stockholders on February 6, 2002. The Plan was subsequently amended and restated effective March 31, 2004 (the "Restatement Date"), subject to the approval of the Company's stockholders no later than twelve months after the Restatement Date (the date of stockholder approval is referred to as the "Stockholder Approval Date").

25. Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

26.  No Corporate Action Restriction. The existence of this Plan, the award agreements and the Benefits granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any subsidiary, (d) any dissolution or liquidation of the Company or any subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any subsidiary, or (f) any other corporate act or proceeding by the Company or any subsidiary. No participant, beneficiary or any other person shall have any claim under any Benefit or award agreement against any member of the Board or the Committee, or the Company or any employees, officers or agents of the Company or any subsidiary, as a result of any such action.

27.  Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under a Benefit made pursuant to this Plan shall not be deemed a part of a participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any subsidiary, except where the Committee expressly otherwise provides or authorizes in writing. Benefits under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or its subsidiaries.

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SUN HEALTHCARE GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 19, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints RICHARD K. MATROS, Chairman of the Board and Chief Executive Officer, and KEVIN W. PENDERGEST, Executive Vice President and Chief Financial Officer, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of Common Stock of Sun Healthcare Group, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Waldorf Astoria, 301 Park Avenue, New York, NY 10022 at 9:00 a.m., local time, on May 19, 2004, and at any adjournments or postponements thereof, and authorizes and instructs the proxies to vote in the manner directed on the reverse side.

A copy of the Notice of Annual Meeting of Stockholders dated April 9, 2004 and the Proxy Statement dated April 9, 2004 has been received by the undersigned.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS SET FORTH HEREIN. IF NO DIRECTION IS MADE BELOW, THIS PROXY WILL BE VOTED FOR THE PROPOSALS ON THE REVERSE SIDE.

(BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS FORM)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

SUN HEALTHCARE GROUP, INC.

May 19, 2004

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach and mail in the envelope provided. ↓

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To Elect Four Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. On the proposal to approve the amended and restated 2004 Equity Incentive Plan (formerly known as the 2002 Management Equity Incentive Plan).	☐	☐	☐
3. On the proposal to ratify the appointment of Ernst & Young LLP as independent public accountants of the Company for the fiscal year ending December 31, 2004.	☐	☐	☐

4. In their discretion, proxies are authorized to transact and vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE TODAY.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.